The Cherry Corporation
                               Extension Agreement


To each of the Banks signatory hereto

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of May 12, 1995 as amended (the "Credit Agreement") among the undersigned, The Cherry Corporation, a Delaware corporation (the "Company"), Harris Trust and Savings Bank, as Agent and you (the "Banks"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         Pursuant to Section 4.6 of the Credit Agreement, the Company has requested that the Banks extend the Termination Date for one year and the Banks have indicated their willingness to do so.

         Upon acceptance hereof by all the Banks in the spaces provided for that purpose below, the Termination Date under the Credit Agreement shall be and hereby is extended from May 12, 2000 to May 12, 2001, and all references to "Termination Date" in the Credit Agreement and in the Notes shall be amended to mean the Termination Date as so extended.

         Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

         The Company agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement, including the fees and expenses of counsel for the Agent.

         This Agreement may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Agreement by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Agreement shall be governed by the internal laws of the State of Illinois.


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         Dated as of September 6, 1996.

                                       The Cherry Corporation


                                       By  /s/ Dan A. King
                                         Its Vice President of Finance


         Accepted and agreed to in Chicago, Illinois as of the date and year last above written.

                                  Harris Trust And Savings Bank,
                                    individually and as Agent


                                  By  /s/ John Dillon
                                    Its Vice President

                                  Bank of America Illinois


                                  By  /s/ Randolph T. Kohler
                                    Its Senior Vice President

                                  Societe General

                                  By /s/ Joseph A. Philbin
                                    Its Vice President

                                  Bayerische Vereinsbank AG


                                  By /s/ Martin J. O'Malley /s/ Sylvia K. Cheng
                                    Its Vice President          Vice President



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                               Guarantor's Consent

         The undersigned, Cherry Semiconductor Corporation, has heretofore executed and delivered to the Banks a Guaranty dated May 12, 1995 and hereby consents to the Extension Agreement as set forth above and confirms that its Guaranty and all of the undersigned's obligations thereunder remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty referred to above.

                                       Cherry Semiconductor Corporation


                                       By  /s/ Dan A. King
                                         Its Secretary